Exhibit 10.20

EXECUTION VERSION

STOCK PURCHASE AGREEMENT

TOOLROCK HOLDING, INC.

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of January 17, 2011, is made by and among Toolrock Holding, Inc., a Delaware corporation (the “Company”), B. Christopher DiSantis, an employee of the Company’s Affiliate (the “Employee”), and Toolrock Investment, LLC, a Delaware limited liability company and stockholder of the Company (the “Parent”).

WHEREAS, the Company desires to sell to the Employee, and the Employee desires to purchase from the Company, shares of the Company’s Non-Voting Common Stock, $0.01 par value per share (“Common Stock”), all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Terms of Purchase.

(a) Purchased Shares. As of the Effective Date (as such term is defined in the Confidential Employment Agreement dated as of January 17, 2011, by and between Latrobe Steel Company, a Pennsylvania corporation (“Latrobe”) and Employee, as the same may be amended from time to time (the “Employment Agreement”), but subject to Section 1(b), the Company hereby agrees to sell to the Employee, and the Employee hereby agrees to purchase from the Company, in accordance with the terms of this Agreement, 460,993 shares of Common Stock (“Purchased Shares”) at a purchase price per share equal to $2.82 (the “Purchase Price”). Within three (3) business days of the date hereof, the Employee shall pay the Purchase Price to the Company by wire transfer of immediately available funds into an account designated by the Company.

(b) Approval by Board of Directors and Stockholders. The Company and the Parent hereby agree to use their respective commercially reasonable efforts to obtain the requisite board and stockholder approval to increase the number of authorized shares of Common Stock in the Company’s organization documents and to file the requisite amendments with the Secretary of the State of Delaware to effectuate the increase of the number of authorized shares of Common Stock to such amount that at least allows the issuance of the Purchased Shares as soon as reasonably practicable.

2. Company’s Repurchase Right; Restrictions on Transfer.

(a) Repurchase Right. In the event that the Employee’s employment with the Company or its Affiliates (defined as a corporation which, for purposes of Section 424 of the Internal Revenue Code of 1986, as amended, is a parent or subsidiary of the Company) is terminated prior to January 17, 2014 by the Employee for any reason or by the Company or its Affiliates for “Cause” (as defined in the Employment Agreement), the Company (or its designee)

shall have the option, but not the obligation, to purchase from the Employee (or the Employee’s legal representatives and/or any person or persons who acquired any of the Purchased Shares or rights in or to any of the Purchased Shares by will or by the laws of descent and distribution (a “Survivor”)), and, in the event the Company exercises such option, the Employee (or the Employee’s Survivor) shall be obligated to sell to the Company (or its designee), all or any part of the Unvested Shares (the “Repurchase Right”). The “Unvested Shares” shall be a number of Purchased Shares equal to (x) from the date hereof through January 16, 2012, all of the Purchased Shares, (y) from January 17, 2012 through January 16, 2013, two-thirds of the Purchased Shares, and (z) from January 17, 2013 through January 16, 2014, one-third of the Purchased Shares. In the event the Company does not, upon the termination of employment of the Employee (as described above), exercise its option pursuant to this Section 2(a), the restrictions set forth in the balance of this Agreement shall not thereby lapse, and the Employee for himself or herself, his or her heirs, legatees, executors, administrators and other successors in interest, agrees that the Purchased Shares (including the Unvested Shares) shall remain subject to such restrictions. The following provisions shall apply to a repurchase under this Section 2(a):

(i) The per share repurchase price of the Unvested Shares to be sold to the Company (or its designee) upon exercise of its option under this Section 2(a) shall be equal to the fair market value of each such Unvested Share as of the date of termination as determined by an independent investment bank or accounting firm of national standing having particular expertise in the valuation of businesses comparable to the Company mutually selected by the Company and the Employee, which determination shall be binding on the parties; provided, however, in the event of a termination by the Company or its Affiliates for “Cause”, the per share repurchase price of the Unvested Shares to be sold to the Company (or its designee) upon exercise of its option under this Section 2(a) shall be equal to the per share Purchase Price.

(ii) The Company’s option to repurchase the Unvested Shares in the event of termination of employment shall be valid for a period of 180 days commencing with the date of such termination of employment.

(iii) In the event the Company shall be entitled to and shall elect to exercise its option to repurchase the Unvested Shares under this Section 2(a), the Company shall notify the Employee, or in case of death, his Survivor, in writing of its intent to repurchase the Unvested Shares. Such written notice may be mailed by the Company up to and including the last day of the time period provided for in Section 2(a)(ii) for exercise of the Company’s option to repurchase.

(iv) The written notice to the Employee shall specify the address at, and the time and date on, which payment of the repurchase price is to be made (the “Closing”) and the number of Unvested Shares with respect to which the Company is exercising the Repurchase Right. The date specified shall not be less than ten days nor more than 60 days from the date of the mailing of the notice, and the Employee or his successor in interest with respect to the Unvested Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the repurchase price shall be delivered to the Employee or his successor in interest and the Unvested Shares being purchased, duly endorsed for transfer, shall, to the extent that they are not then in the possession of the Company, be delivered to the Company by the Employee or his successor in interest.

(v) The provisions of Section 2(a) shall terminate upon the consummation of a Public Offering or a Change of Control. “Change of Control” means the consummation of one of the following events: (i) a merger, consolidation or sale of equity securities of the Company or Latrobe (other than an initial public offering of the equity securities of the Company or Latrobe) other than one which would result in the voting securities of the Company or Latrobe outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) more than 50% of the total voting power represented by the voting securities of the Company, Latrobe, the other surviving entity, or a parent of either of the foregoing, as applicable, outstanding immediately after such merger, consolidation or sale of equity securities; or (ii) the sale or disposition by the Company or Latrobe all or substantially all of their respective assets.

(b) Escrow. The certificates representing all Purchased Shares acquired by the Employee hereunder shall be delivered to the Company and the Company shall hold such Purchased Shares in escrow as provided in this Subsection 2(b). In the event of (i) a repurchase by the Company of Purchased Shares pursuant to Section 2(a), (ii) Purchased Shares no longer being considered Unvested Shares pursuant to Section 2(a), (iii) a termination of the provisions of Section 2(a) pursuant to Section 2(a)(v), or (iv) a sale of Purchased Shares pursuant to Section 3, the Company shall release from escrow and/or cancel, as applicable, a certificate for the applicable number of Purchased Shares. Any securities distributed in respect of the Purchased Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Purchased Shares.

(c) Prohibition on Transfer. No Purchased Shares may be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of (including by gift or devise), whether voluntarily or by operation of law, except in accordance with the terms and conditions hereinafter set forth. However, the Employee may transfer the portion of the Purchased Shares that are not Unvested Shares for no consideration to or for the benefit of the Employee’s Immediate Family (as defined below) (including, without limitation, to a trust for the benefit of the Employee’s Immediate Family, to a partnership or limited liability company for one or more members of the Employee’s Immediate Family, to the Employee’s guardian or conservator or in the event of the Employee’s death, to his executor(s), administrator(s) or to trustee(s) under his will) and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing (in a form acceptable to the Company) as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Employee’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose, shall also include the Employee). Any transferee of Purchased Shares pursuant to this Section shall be referred to in this Agreement as a “Related Shareholder” of Employee. All rights and obligations of an Employee with respect to the Purchased Shares under this Agreement shall be deemed to concurrently and automatically apply to, refer to, and be binding upon, each person or entity that is a Related Shareholder. For illustration purposes, when Employee is required to sell his Purchased Shares pursuant to this Agreement, all Related Shareholders of Employee must also sell their Shares, at the same time and upon the same terms as the sale of Purchased Shares by the Employee. The provisions of this Section 2(c) may be waved by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

(d) Adjustments for Distributions. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Purchased Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Purchased Shares then subject to the restrictions contained in this Agreement, shall be added to the Purchased Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

(e) Adjustments for Other Changes. If the outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Purchased Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Purchased Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

(f) Failure to Deliver Purchased Shares to be Repurchased. In the event that the Unvested Shares to be repurchased by the Company under this Agreement are not in the Company’s possession pursuant to Subsection 2(b) above or otherwise and the Employee or the Employee’s Survivor fails to deliver such Unvested Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Employee or the Employee’s Survivor upon delivery of such Unvested Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Unvested Shares from the Employee to the Company (or its designee) and to treat the Employee and such Unvested Shares in all respects as if delivery of such Unvested Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence. The Company shall not be required to transfer any Purchased Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as the owner of such Purchased Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Purchased Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

(g) Termination of Restrictions. The provisions of Subsections (a) through (c) of this Section 2 shall terminate immediately prior to the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (a “Public Offering”) or a Change of Control.

(h) Lock-up. The Employee agrees that in the event the Company proposes to offer for sale to the public any of its equity securities and such Employee is requested by the Company and any underwriter engaged by the Company in connection with such offering to sign an agreement restricting the sale or other transfer of Purchased Shares, then it will promptly sign such agreement and will not transfer, whether in privately negotiated transactions or to the public in open market transactions or otherwise, any Purchased Shares or other securities of the Company held by him or her during such period as is determined by the Company and the underwriters, not to exceed 180 days following the closing of the offering, plus such additional period of time as may be required to comply with Marketplace Rule 2711 of the National Association of Securities Dealers, Inc. or similar rules thereto (such period, the “Lock-Up Period”). Such agreement shall be in writing and in form and substance reasonably satisfactory to the Company and such underwriter and pursuant to customary and prevailing terms and conditions. Notwithstanding whether the Employee has signed such an agreement, the Company may impose stop-transfer instructions with respect to the Purchased Shares or other securities of the Company subject to the foregoing restrictions until the end of the Lock-Up Period.

(i) No Right to Information. The Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Purchased Shares before, at the time of, or following a termination of the employment of the Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

3. Take-Along and Bring-Along.

(a) Take-Along Rights. In the event that the Parent or the members of the Parent (the “Members”) receive a bona fide offer from a third party or parties other than any Affiliate of the Parent (the “Buyer”) to purchase 50.1% or more of the shares of the Company’s Common Stock (or securities convertible into the Company’s Common Stock) owned by the Parent or membership interests of Parent owned by the Members (the “Take-Along Securities”), for a specified price payable in cash or otherwise and on specified terms and conditions (the “Take-Along Offer”), and the Parent or the Members, as applicable, propose to sell or otherwise transfer the Take-Along Securities to the Buyer pursuant to the Take-Along Offer, the Employee shall have the right to sell to the Buyer, at the same price per share of Common Stock proposed to be sold (directly or beneficially, as the case may be) and otherwise on the same terms and conditions as stated in the Take Along Offer, such number of Purchased Shares as is equal to the Take-Along Securities multiplied by the fully-diluted percentage beneficial ownership of the Company represented by the Purchased Shares then owned by the Employee. Parent shall take such steps as are reasonably necessary to give effect to the provisions of this Section 3(a) as applicable to the Members.

(b) Notices of Offer and Intent to Participate. The Parent shall provide notice to the Employee stating the name of the Buyer, the terms of the Take-Along Offer and the period of time available to the Employee for notifying the Parent of its intent to participate in the sale (the “Notice Period”). The Parent shall, if reasonably possible, provide the Employee with a Notice Period of up to thirty (30) days, but in no event will the Parent provide the Employee with a Notice Period of less than ten (10) days. If the Employee wishes to participate in any sale pursuant to Section 3(a), the Employee shall notify the Parent in writing of such intention as soon as practicable after receipt of the notice from the Parent and in any event within the Notice Period. If the Parent does not receive such notice from the Employee within the Notice Period, the Parent shall be free to consummate the proposed transaction without any obligation to include the Employee’s Purchased Shares in such transaction.

(c) Sale of Take-Along Securities. The Employee, if participating in the Take-Along Offer, shall sell to the Buyer all, or at the option of the Buyer, any part of the Purchased Shares proposed to be sold by it at not less than the price and upon other terms and conditions, if any, not more favorable to the Buyer than those stated in the Take-Along Offer; provided, however, that any purchase of less than all of the Common Stock (or securities convertible into the Company’s Common Stock) of the Company by the Buyer shall be made from the Employee pro rata based upon the relative fully-diluted beneficial ownership of the Company represented by the Employee’s Purchased Shares.

(d) Bring-Along Obligation. In the event that (i) any person or group (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) desires to acquire 50.1% or more of the capital stock of the Company or equity interests in the Parent, whether directly or indirectly, by way of sale, assignment or other transfer (in one transaction or a series of related transactions) or by way of merger, consolidation, combination, exchange or any similar transaction, (ii) the Parent, or its successor-in-interest, or the Members, as applicable, desire to so transfer such capital stock to such person or group and (iii) the Management Committee of the Parent approves such transaction and recommends it to the stockholders of the Company, the Employee agrees to sell, assign or transfer to, or exchange with, such third party on the terms offered by such third party, a percentage of the Purchased Shares owned by it equal to the percentage of the outstanding fully-diluted beneficial ownership of the Company being sold.

(e) Agreement to Vote. The Employee hereby agrees on behalf of itself and any permitted transferee or assignee of any Purchased Shares, to hold all of such Purchased Shares registered in its name subject to, and to vote such Purchased Shares as instructed by the Parent at any regular or special meeting (or by written consent in lieu thereof) of stockholders of the Company, for any purpose whatsoever, ordinary or extraordinary, including, without limitation, (i) amending or restating the Certificate of Incorporation or By-laws of the Company; (ii) approving any merger, consolidation, recapitalization, reorganization of the Company in which all holders of Common Stock are treated in the same manner or any sale, assignment or exchange of all or any part of the assets of the Company, and taking any and all action in connection therewith that may be properly taken by the stockholders of the Company; (iii) electing the directors of the Company and increasing or decreasing the number of directors constituting the entire board of directors of the Company; and (iv) approving any stock option or similar plan presented to the stockholders of the Company for approval.

(f) Grant of Proxy. The Employee hereby grants to the Parent a proxy coupled with an interest in all Purchased Shares owned from time to time by the Employee, which proxy shall be irrevocable until it terminates in accordance with the terms hereof, to vote all such Purchased Shares in the manner provided in Section 3(e).

(g) Termination of Rights. The provisions of (a) through (f) of this Section 3 shall terminate upon the consummation of a Public Offering or Change of Control.

4. Legend. In addition to any legend required pursuant to applicable law, all certificates representing the Purchased Shares to be issued to the Employee pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Stock Purchase Agreement dated as of January 17, 2011, with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

5. Purchase for Investment; Securities Law Compliance. The Employee hereby represents and warrants that (a) he is acquiring the Purchased Shares for his own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Purchased Shares, (b) that he has been furnished with all information that he has requested for the purpose of evaluating his acquisition of the Purchased Shares to be issued to him pursuant hereto, and (c) and that Employee is an “accredited investor” as defined in Section 2(a)(15) of the Securities Act and Rule 215 thereunder and in Rule 501(a) of Regulation D thereunder. The Employee acknowledges and agrees that any sales of Purchased Shares may only be made in accordance with the requirements of the Securities Act, in a transaction as to which the Company shall have received an opinion of counsel satisfactory to it confirming such compliance. The Employee shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Purchased Shares issued:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any of state of the Unites States of America. The shares represented by this certificate have been purchased for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Act, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

6. Rights as a Stockholder. The Employee shall have all the rights of a stockholder with respect to the Purchased Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein. The Employee acknowledges and agrees that nothing herein is intended to give the Employee any right to continued employment by the Company.

7. Equitable Relief. The Employee specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement, including the attempted transfer of the Purchased Shares by the Employee in violation of this Agreement, monetary damages may not be adequate to compensate the Company or the Parent, as applicable, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company and the Parent shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company or the Parent from pursuing any other remedies available to it for any such breach or threatened breach.

8. Notices. Any notices required or permitted by the terms of this Agreement shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company or Parent:

Toolrock Holding, Inc.
c/o Latrobe Specialty Steel Company
2626 Ligonier Street
Latrobe, PA 15650
Attn: Chief Financial Officer

If to the Employee:

B. Christopher DiSantis
8059 Long Forest Drive
Brecksville, OH 44141

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

9. Benefit of Agreement. Subject to the provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties hereto. Subject to the provisions hereof, the Employee may not assign his rights or obligations under this Agreement without the consent of the Company.

10. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in the State of Delaware and agree that such litigation shall be conducted in the courts of Newcastle County, Delaware or the federal courts of the United States for the District of Delaware.

11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement.

12. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

13. Modifications and Amendments; Waivers and Consents. The terms and provisions of this Agreement may be amended, waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

14. Consent of Spouse. If the Employee is married as of the date of this Agreement, the Employee’s spouse shall execute a Consent of Spouse in the form of Exhibit A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Purchased Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Employee marries or remarries subsequent to the date hereof, the Employee shall, not later than 60 days thereafter, obtain his new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit A hereto.

15. Data Privacy. By entering into this Agreement, the Employee: (i) authorizes the Company and each Affiliate to disclose to the Company or any of its Affiliates certain information and data as the Company or any such Affiliate shall request in order to facilitate the issuance of the Purchased Shares; (ii) waives any data privacy rights he or she may have with respect to such information for the sole purpose of facilitating the issuance of the Purchased Shares; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form. The Company agrees that the access to and use of the information in this Section 15 by the Company or any of its Affiliates shall be limited to authorized users for permitted purposes solely limited to the purpose of facilitating the issuance of the Purchased Shares.

16. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Company:	TOOLROCK HOLDING, INC.

	By:	/s/ Dale B. Mikus
	Name:	Dale B. Mikus
	Title:	Vice President and Chief Financial Officer

The Parent:	TOOLROCK INVESTMENT, LLC

	By:	/s/ Steven E. Karol
	Name:	Steven E. Karol
	Title:	Managing Partner and Founder

The Employee:

/s/ B. Christopher DiSantis
B. Christopher DiSantis

EXHIBIT A

CONSENT OF SPOUSE

I,                     , spouse of                     , acknowledge that I have read the STOCK PURCHASE AGREEMENT dated as of January 17, 2011 (the “Agreement”) to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Purchased Shares granted to my spouse pursuant to the Agreement are subject to, among other things, a Repurchase Right in favor of Toolrock Holding, Inc. (the “Company”) and that, accordingly, the Company has the right to repurchase up to all of the Purchased Shares of which I may become possessed as a result of a gift from my spouse or a court decree and/or any property settlement in any domestic litigation.

I hereby agree that my interest, if any, in the Purchased Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Purchased Shares shall be similarly bound by the Agreement.

I agree to the Repurchase Right described in the Agreement and I hereby consent to the repurchase of the Purchased Shares by the Company and the sale of the Purchased Shares by my spouse or my spouse’s legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Purchased Shares by an outright bequest of the Purchased Shares to my spouse, then the Company shall have the same rights against my legal representative to exercise its rights of repurchase with respect to any interest of mine in the Purchased Shares as it would have had pursuant to the Agreement if I had acquired the Purchased Shares pursuant to a court decree in domestic litigation.

I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

Dated as of the              day of             , 20    .

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